UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2013
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7.- Regulation FD Disclosure
Item 7.01    Regulation FD Disclosure
As reported in a press release on March 8, 2013, Don Southwell, CEO of Kemper Corporation (”Kemper” or the “Company”), was a presenter at the 17th Annual Insurance Conference sponsored by the New York Society of Securities Analysts (NYSSA), which was intended to be webcast live on March 18, 2013. However, due to technical difficulties of which the Company was not contemporaneously aware, Mr. Southwell's remarks were not broadcast as planned. Pursuant to SEC Regulation FD, the Company believes that it is important for investors to be aware of several matters mentioned during Mr. Southwell's presentation. He indicated that he considers shares of Kemper stock to be attractively priced at current levels, as evidenced by recent trades below their tangible book value. Mr. Southwell also indicated that the Company is actively repurchasing its shares within its internal guidelines and has repurchased approximately $6 million worth of its stock in the last several weeks. In addition, Mr. Southwell indicated that although Kemper plans to hold excess capital for potential acquisitions, its focus in 2013 will be on improving the profitability of its property and casualty businesses.
The Company expects that a full audio replay of Mr. Southwell's presentation will be available on its website, kemper.com, within approximately the next 24 hours.
Caution Regarding Forward-Looking Statements
This report contains information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results to differ materially from estimated results are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this report. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	March 19, 2013	/s/ Richard Roeske
Richard Roeske
Vice President and Chief Accounting Officer